FREE WRITING PROSPECTUS
                                EXHIBIT INDEX and
                                   DISCLAIMER
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                   BASIC ASSET BACKED SECURITIES TRUST  2006-1

                                 Issuing Entity

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1
                BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

                                    Depositor

                              BANCCAP ADVISORS, LLC

                        Sponsor and Program Administrator

                             WELLS FARGO BANK, N.A.

                  Master Servicer and Securities Administrator

                            OCWEN LOAN SERVICING, LLC

                                    Servicer





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                                  EXHIBIT INDEX


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EXHIBIT NO.                      DESCRIPTION
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99.1                             Free Writing Prospectus No. 1
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99.2                             Free Writing Prospectus No. 2
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99.3                             Free Writing Prospectus No. 3
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99.4                             Free Writing Prospectus No. 4
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99.5                             Free Writing Prospectus No. 5
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99.6                             Free Writing Prospectus No. 6
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99.7                             Free Writing Prospectus No. 7
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99.8                             Free Writing Prospectus No. 8
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99.9                             Free Writing Prospectus No. 9
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99.10                            Free Writing Prospectus No. 10
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99.11                            Free Writing Prospectus No. 11
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99.12                            Free Writing Prospectus No. 12
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99.13                            Free Writing Prospectus No. 13
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99.14                            Free Writing Prospectus No. 14
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99.15                            Free Writing Prospectus No. 15
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99.16                            Free Writing Prospectus No. 16
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99.17                            Free Writing Prospectus No. 17
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99.18                            Free Writing Prospectus No. 18
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99.19                            Free Writing Prospectus No. 19
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99.20                            Free Writing Prospectus No. 20
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99.21                            Free Writing Prospectus No. 21
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99.22                            Free Writing Prospectus No. 22
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99.23                            Free Writing Prospectus No. 23
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99.24                            Free Writing Prospectus No. 24
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99.25                            Free Writing Prospectus No. 25
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99.26                            Free Writing Prospectus No. 26
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99.27                            Free Writing Prospectus No. 27
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99.28                            Free Writing Prospectus No. 28
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99.29                            Free Writing Prospectus No. 29
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99.30                            Free Writing Prospectus No. 30
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99.31                            Free Writing Prospectus No. 31
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                                   DISCLAIMER

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-743-3336.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing this free writing prospectus which may or may not be stated therein. This free writing prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This free writing prospectus is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this free writing prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

This information in this communication is preliminary and is subject to completion or change.